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                 U.S. SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549

                                FORM SB-2

                             AMENDMENT NO. 1

                        FILE NUMBER: 333-112447

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           AER VENTURES, INC.

                       ---------------------------

          (Exact name of Registrant as specified in its charter)

   NEVADA                 1000                   77-0622733

-------------   ---------------------------   ----------------

(State or other    Standard Industrial          IRS Employer

jurisdiction of      Classification             Identification

incorporation or                                Number

organization)

AER VENTURES, INC.

Stuart Rogers, President

1400 – 400 Burrard Street

Vancouver, British Columbia

Canada                                          V6C 3G2

------------------------------                 ----------

(Name and address of principal                 (Zip Code)

executive offices)

Registrant's telephone number,

including area code:                           (604)689-1749

                                           Fax:(604)643-1789

                                               --------------

Approximate date of commencement of

Proposed sale to the public:               as soon as practicable after

                                           the effective date of this

                                           Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same

offering.                                                          |__|

If this Form is a post-effective amendment filed pursuant to Rule

462(c) under the Securities Act, check the following box and list the

Securities Act registration statement number of the earlier effective

registration statement for the same offering.                      |__|

If this Form is a post-effective amendment filed pursuant to Rule

462(d) under the Securities Act, check the following box and list the

Securities Act registration statement number of the earlier effective

registration statement for the same offering.                      |__|

If delivery of the prospectus is expected to be made pursuant to Rule

434, check the following.                                          |__|

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                  CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------

TITLE OF EACH                   PROPOSED      PROPOSED

CLASS OF                        MAXIMUM       MAXIMUM

SECURITIES                      OFFERING      AGGREGATE    AMOUNT OF

TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION

REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)

-----------------------------------------------------------------------

Common Stock   2,248,000 shares  $0.10

    $224,800     $28.48

-----------------------------------------------------------------------

(1) Based on the last sales price on November 20, 2003

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE

OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE

REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES

THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN

ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL

THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE

COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

          SUBJECT TO COMPLETION, Dated April 6, 2004

Agent for service of process: Val-U-Corp Services Inc.

                              1802 N Carson Street, Suite 212

                              Carson City, Nevada, USA 89701

                              Telephone:  775-887-8853

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PROSPECTUS

                             AER VENTURES, INC.

                              2,248,000 SHARES

                                COMMON STOCK

                              ----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

                              ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled "Risk Factors" on pages 6 - 10.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

           The Date Of This Prospectus Is: April 6, 2004

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Table Of Contents

                                                               PAGE

Summary .......................................................  5

Risk Factors ..................................................  6

  -  If we do not obtain additional financing, our business

     will fail ................................................  6

  -  Because we have not commenced business operations, we face a high risk of business failure ..........................  7

  -  Because of the speculative nature of exploration of mining properties, there is substantial risk that our business

     will fail ................................................  7

  -  Because of the inherent dangers involved in mineral

     exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  8

  -  Even if we discover commercial reserves of precious metals on the Long Canyon Property, we may not be able to

     successfully obtain commercial production ................  8

  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be

     negatively affected ......................................  8

-  Because our directors own 57.2% of our outstanding stock,

   they could control and make corporate decisions that may

   be disadvantageous to other minority stockholders  ........ 8

  -  Because our president has other business interests,

     he may not be able or willing to devote a sufficient

     amount of time to our business operations, causing our

     business to fail .........................................  9

  -  Because management has only limited experience in mineral exploration, our business has a high risk of failure......  9

  -  If a market for our common stock does not develop,

     shareholders may be unable to sell their shares ..........  9

  -  A purchaser is purchasing penny stock which limits the

Directors, Executive Officers, Promoters and Control Persons..  16

Security Ownership of Certain Beneficial Owners and Management  18

Description of Securities ..................................... 19

Interest of Named Experts and Counsel ......................... 20

Disclosure of Commission Position of Indemnification for

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Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property, the Long Canyon property located in Blaine County, Idaho.  We own a 100% interest in the nine lode mineral claims comprising the Long Canyon property.  We purchased these claims, subject to a 3% net smelter returns royalty, from Mr. Larry C. Anderson of Moses Lake, Washington for a cash payment of $6,000.

Our objective is to conduct mineral exploration activities on the Long Canyon property in order to assess whether it possesses economic reserves of copper, zinc, silver and gold.  We have not yet identified any economic mineralization on the property.  Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on November 20, 2002 under the laws of the state of Nevada.  Our principal offices are located at 400 Burrard Street, Suite 1400, Vancouver, British Columbia, Canada.  Our telephone number is (604) 689-1789.

The Offering:

Securities Being Offered     Up to 2,248,000 shares of common stock.

Offering Price               The selling shareholders will sell our

                             shares at $0.10 per share until our shares

                             are quoted on the OTC Bulletin Board, and

                             thereafter at prevailing market prices or

                             privately negotiated prices.  We

                             determined this offering price based upon

                             the price of the last sale of our common

                             stock to investors.

Terms of the Offering        The selling shareholders will determine

                             when and how they will sell the common

                             stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the

                             2,248,000 shares of common stock have been

                             sold, the shares no longer need to be

                             registered to be sold or we decide to

                             terminate the registration of the

                             shares.

Securities Issued

And to be Issued             5,248,000 shares of our common stock are

                             issued and outstanding as of the date of

                             this prospectus.  All of the common stock

                             to be sold under this prospectus will be

                             sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the

                             sale of the common stock by the selling

                             shareholders.

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Summary Financial Information

Balance Sheet Data

   December 31, 2003

Cash

    $22,233

Total Assets

    $22,233

Liabilities

    $ 3,700

Total Stockholders’ Equity

    $18,533

Statement of Loss and Deficit

                  From Incorporation on

          November 30, 2002 to December 31, 2003

Revenue                   $     0

Net Loss                 ($11,267)

                          Risk Factors

An investment in our common stock involves a high degree of risk.You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUT BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Long Canyon property, and therefore we will need to obtain additional financing in order to complete our business plan.  As of January 20, 2004, we had cash in the amount of $20,703.  We currently do not have any operations and we have no income.  As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Long Canyon property.  While we have sufficient funds to conduct initial exploration on the property, we will require additional financing in order to determine whether the property contains economic mineralization and to cover our anticipated administrative costs.  We will also require additional financing if the costs of the exploration of the Long Canyon property are greater than anticipated.  Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for copper, zinc, silver and gold investor acceptance of our property and general market conditions.  These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

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The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.  The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Long Canyon property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Long Canyon property. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We were incorporated on November 20, 2002 and to date have been involved primarily in organizational activities and the acquisition of our mineral property.  We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from development of the Long Canyon property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves of copper is extremely remote.  Exploration for minerals is a speculative venture necessarily involving substantial risk.  In all probability, the Long Canyon property does not contain any reserves and funds that we spend on exploration will be lost.  As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.  OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE  AS A GOING CONCERN.

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The Independent Auditor's Report to our audited financial statements for the period ended December 31, 2003 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE LONG CANYON PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Long Canyon property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing copper of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production.  We may not be able to obtain such financing.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral property exploration and development. Under Idaho mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our current exploration plans, if we proceed to commence drilling operations on the Long Canyon property, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues.  In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied.  These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR DIRECTORS OWN 57.2% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 57.2% of the outstanding shares of our common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including

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mergers, consolidations, and the sale of all or substantially all of our assets.  They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Stuart Rogers only spends approximately 10%  of his business time providing his services to us. While Mr. Rogers presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Rogers from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS ONLY LIMITED EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our directors has any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine.  As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants.  As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry.  Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part.  Our shares may never trade on the bulletin board.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

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Please refer to the “Plan of Distribution” section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price, based upon the price of the last sale of our common stock to investors.

                               Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

                          Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,248,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1.

2,000,000 shares of our common stock that the selling

      shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 31, 2003; and

2.

248,000 shares of our common stock that the selling

      shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on November 20, 2003.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

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  1.  the number of shares owned by each prior to this offering;

  2.  the total number of shares that are to be offered for each;

  3.  the total number of shares that will be owned by each upon completion of the offering; and

  4.  the percentage owned by each upon completion of the offering.

Total Number

Of Shares To

Total Shares  Percent

Be Offered For

Owned Upon

Owned Upon

Name Of

Shares Owned

Selling

Completion

Completion

Selling

Prior To This

Shareholders

of this

Of This

Stockholder

Offering

Account

Offering

Offering

--------------------------------------------------------------------------

Andrew John         225,000         225,000       Nil          Nil

2602 Westbank Dr

Penticton, B.C. V2A 8Z6

Rosemary John       225,000         225,000         Nil          Nil

503-1488 Howe St

Vancouver, B.C.

Meralee Guidi       226,000         225,000         Nil

          Nil

309-1219 Johnson St

Vancouver, B.C. V3B 7L5

Vivian L. Armstrong 225,000         225,000         Nil          Nil

240C–34313 Forrest Terrace

Abbotsford, B.C. V2V 7L2

Thomas Wharton      200,000         225,000         Nil          Nil

307-566 East 44th St

Vancouver, B.C., V5W 1W4

Plateau Equity Limited  225,000     225,000         Nil          Nil

(John G.A. Titley)

P.O. Box 623

Charlestown, Nevis BWI

Sandra Brock            225,000     225,000         Nil

          Nil

11638 Waresley St

Maple Ridge,B.C. V2X 8W2

Gregory S. Yanke        225,000     225,000         Nil          Nil

1008-145 St. George’s Ave

North Vancouver, B.C. V7L 3G2

Dierdre Rogers          225,000     225,000         Nil          Nil

323–3769 West 7th Ave

Vancouver, B.C. V6R 1W6

Terry Halpape             1,000       1,000         Nil          Nil

1572 Bramble Lane

Coquitlam, B.C. V3E 2T5

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                                   Total Number

Of Shares To

Total Shares  Percent

Be Offered For

Owned Upon

Owned Upon

Name Of

Shares Owned

Selling

Completion

Completion

Selling

Prior To This

Shareholders

of this

Of This

Stockholder

Offering

Account

Offering

Offering

---------------------------------------------------------------------------

Jeffery Girard            1,000       1,000         Nil          Nil

1686 Plateau Crescent

Coquitlam, B.C. V3E 3B3

Terrence Wong             1,000       1,000         Nil

           Nil

7174–114A St

Delta,B.C. V4E 1X5

Janice Wong               1,000       1,000         Nil           Nil

7174–114A St

Delta,B.C. V4E 1X5

June Thom                 1,000       1,000         Nil           Nil

10418 170A St

Surrey, B.C. V4N 4L9

George Folz               1,000       1,000         Nil           Nil

10418 170A St

Surrey, B.C. V4N 4L9

Marilyn Folz         1,000           1,000          Nil           Nil

10418 170A St

Surrey, B.C. V4N 4L9

Clive G. Brookes     1,000           1,000          Nil           Nil

PO Box 48838

Vancouver, B.C. V7X 1A8

Evelyn Brookes       1,000           1,000          Nil           Nil

PO Box 48838

Vancouver, B.C. V7X 1A8

Sheena Whitford      1,000           1,000          Nil           Nil

13815 28th Avenue

Surrey, B.C. V4A 2R4

Michael Opara        1,000           1,000          Nil           Nil

35 Deloraine Avenue

Toronto, Ontario M5M 2A8

Jim Sing           225,000           1,000          Nil           Nil

206–2735 Hastings St

Vancouver, B.C. V5K 1Z8

Evelyn Cable         1,000           1,000          Nil           Nil

40–1001 Northlands Drive

North Vancouver, B.C. V7H 2Y3

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Total Number

Of Shares To

Total Shares  Percent

Be Offered For

Owned Upon

Owned Upon

Name Of

Shares Owned

Selling

Completion

Completion

Selling

Prior To This

Shareholders

of this

Of This

Stockholder

Offering

Account

Offering

Offering

---------------------------------------------------------------------------

Christine M. Roe     1,000           1,000          Nil           Nil

1410 Parkway Blvd, #37-B3

Coquitlam, B.C. V3E 3J7

Bruce Hamilton       1,000           1,000          Nil           Nil

3789 Robson Drive

Abbotsford, B.C. V2S 6E9

Sherry Hamilton      1,000           1,000          Nil           Nil

3789 Robson Drive

Abbotsford, B.C. V2S 6E9

John Cain              1,000         1,000          Nil           Nil

99–1475 Fairview Road

Penticton, B.C. V2A 7W5

Brian Hval            1,000        1,000           Nil          Nil

Box 22050

Penticton, B.C. V2A 8L1

Wayne Johnstone       1,000        1,000           Nil          Nil

1400-400 Burrard St

Vancouver, B.C. V6C 3G2

Peter Yee             1,000        1,000           Nil          Nil

15719 81A Avenue

Surrey, B.C.

V3S 7Z7

James Brown           1,000        1,000           Nil          Nil

3010 Balaclava St

Vancouver, B.C.

V6K 4E7

Franco Peta           1,000        1,000           Nil          Nil

1633 West 2nd Avenue

Vancouver, B.C.

V6J 1H3

J. Bruce Sime         1,000        1,000           Nil          Nil

2135 Sunview Drive

Kelowna, B.C. V1Z 3R1

The named party beneficially owns and has sole voting and investment over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes

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that all shares offered are sold.  The percentages are based on 5,248,000 shares of common stock outstanding on the date of this prospectus.

Dierdre Rogers is the sister and Vivian Armstrong is the mother of Stuart Rogers, our president, treasurer and a director.

Rosemary E. John is the daughter and Andrew John is the son of Paul John, our secretary and a director.

Otherwise, none of the selling shareholders:

    (1)  has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

                        Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.  The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so while acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

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We are bearing all costs relating to the registration of the common stock.  These are estimated to be $11,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1.  Not engage in any stabilization activities in connection with our common stock;

  2.  Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3.  Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system,

provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission,

which:

  *  contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

  *  contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

  *  contains a brief, clear, narrative description of a dealer market,

     including "bid" and "ask"  prices for penny stocks and the significance of the spread between the bid and ask price;

*  contains a toll-free telephone number for inquiries on

disciplinary actions;

*  defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

*  contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

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The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;

  *  details of the compensation of the broker-dealer and its salesperson in the transaction;

  *  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

  *  monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                       Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 N. Carson Street, Suite 212, Carson City, Nevada, 89701.

    Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age

Stuart Rogers                     47

Paul John                         57

Executive Officers:

Name of Officer                  Age

Office

---------------------           -----           -------

Stuart Rogers                     47            President, Chief

                                                Executive Officer,

                                                Treasurer, Principal

                                                Accounting Officer

                                                and a Director

Paul John                         57

      Secretary and a

                                                Director

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Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Stuart Rogers has acted as our President, chief executive officer, treasurer, principal accounting officer and as a director since our incorporation.  Mr. Rogers has been involved in the venture capital community since 1987.  Since November 1990, he has acted as the President of West Oak Capital Group, Inc., a privately held investment banking firm specializing in the early stage finance of technology projects through the junior capital markets in Canada and the United States, and has served as a director of client companies listed on the TSX Venture Exchange, the Toronto Stock Exchange, NASDAQ Small Capital Market and NASD OTC Bulletin Board.  These companies included Moving Bytes, Inc. (October 1995 to June 2003), Randsburg International Gold Corp. (July 1998 to August 2001), Brimm Energy Corp. (August 1993 to April 1996), Silvercrest Mines Ltd. (January 2001 to March 2003) and Westfort Energy Ltd. (June 1999 to September 2001). Currently, Mr Rogers acts as a director or officer of the following reporting companies: Consolidated Global Cable Systems, Inc., Vancan Capital Corp., InNexus Biotechnology Inc. and AVC Venture Capital Corp.  Most of his business time is devoted to these companies.

Mr. Rogers does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Rogers devoted approximately 10% of his business time to our affairs in the past year.

Mr. Paul John has acted as our secretary and as a director since our incorporation. Mr. John graduated from the University of Victoria, B.C. with a Bachelor of Arts degree, majoring in Economics and Political Science.  From 1971 to 1979, he worked with the Hudson Bay Company, a national Canadian department store chain, rising to the senior executive level.  In 1980, he acquired a WorkWear World franchise in the interior of British Columbia, developing this initial location into 19 stores in British Columbia and the Yukon Territories, with annual sales of $18 million in 1999.

In 1999, Mr. John sold his chain of WorkWear World stores to Mark’s Work Warehouse, a publicly traded company listed on the Toronto Stock Exchange, and was appointed as General Manager for Western Canada for their Work World franchised locations.  He held this position until 2001, when he was appointed General Franchise Manager for WorkWear World.  Mr. John continues to act in this position, with most of his business time being devoted to this company.

Mr. John served as a director of Leopardus Resources Inc., an oil and gas company listed on the Vancouver Stock Exchange and NASD OTC Bulletin Board from May 1993 to December 2001; as a director of Canadian Venture Exchange-listed Tearlach Resources Ltd., a mineral exploration company, from May 1991 to March 2001; and as a director of Strathclair Ventures Ltd., an oil and gas exploration company listed on the TSX Venture Exchange, from February 2002 to November 2002.  He currently acts as a director of Vancan Capital Corp., a

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British Columbia and Alberta reporting company involved in mineral property exploration.

Mr. John does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. John devoted approximately 5% of his business time to our affairs in the past year.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Board Committees

Our bylaws permit non-directors to serve on board committees formed by our directors.  While we do not have any present intention to form board committees, we may do so in the future.  Any such committee will not have any authority to act on our behalf, but will only make recommendations to the Board of Directors.  The directors will have discretion in relying upon any committee recommendations.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any written procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

Both Mr. Rogers and Mr. John act as directors of other mineral exploration companies.  If we enter into any future transaction that may result in a conflict of interest with the business activities of one of our directors, that director shall abstain from voting with respect to the transaction.  If both of our directors have a conflict of interest with respect to any of our future transactions, such transaction shall be subject to shareholder approval.  In such circumstances, Mr. Rogers and Mr. John will abstain from voting their shares with respect to any resolutions concerning such a transaction.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

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                                                Amount of

Title of      Name and address                  beneficial     Percent

Class         of beneficial owner               ownership      of class

Common         Stuart Rogers                     2,500,000      47.64%

Stock          President, Chief

               Executive Officer

               Principal Accounting Officer,

               Treasurer and a Director

               400 Burrard Street, Suite 400

               Vancouver, B.C., Canada

Common         Paul John                           500,000       9.53%

Stock          Secretary

               and Director

               1981 Main Street

               Penticton, B.C., Canada

Common         All officers and directors        3,000,000      57.17%

Stock          as a group that consists of         shares

               two people

The percent of class is based on 5,248,000 shares of common stock issued and outstanding as of the date of this prospectus.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of January 28, 2004, there were 5,248,000 shares of our common stock issued and outstanding that are held by 35 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

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Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant.  Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Warren J. Soloski, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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      Disclosure Of Commission Position Of Indemnification For

                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position.  The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

                   Organization Within Last Five Years

We were incorporated on November 20, 2002 under the laws of the state of Nevada.  On that date, Stuart Rogers and Paul John were appointed as our directors.  As well, Mr. Rogers was appointed as our president, treasurer and chief executive officer, while Mr. John was appointed as our secretary.

                         Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility.  We own a 100% interest in nine contiguous lode mineral claims collectively known as the Long Canyon property. There is no assurance that a commercially viable mineral deposit exists on the property.  Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Our plan of operation is to conduct exploration work on the Long Canyon property in order to ascertain whether it possesses economic quantities of copper, zinc, gold and silver.  There can be no assurance that economic mineral deposits or reserves, exist on the Long Canyon property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Long Canyon property and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

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Long Canyon Property Purchase Agreement

On September 30, 2003, we entered into an agreement with Mr. Larry C. Anderson of Moses Lake, Washington, whereby he agreed sell to us a total of nine lode mineral claims located approximately eight miles northeast of Carey, Idaho that have the potential to contain copper, zinc, gold and silver mineralization or deposits.  In order to acquire a 100% interest in these claims, subject to a 3% net smelter returns royalty, we paid $6,000 to Mr. Anderson.  A net smelter returns royalty is the amount of money that we would receive from the sale of minerals from the property to a smelter, less refining charges, ore treatment charges, penalties and transportation costs.

Description, Location and Access

The Long Canyon Property is located along the northern margin of the Snake River plain, approximately eight miles northeast of Carey, Blaine County, Idaho at an approximate latitude and longitude of 43º24' north and 113º51' west.   The property may be accessed by proceeding northeast from Carey on U.S. 93 for two miles, then travelling north on the gravel-surfaced Road Canyon road for 5.5 miles and finally by proceeding southeast on a single-track dirt road for approximately three miles. See Figure No 1 on the following page.

Exploration History

Records relating to exploration activities on the Long Canyon Property date back to 1986 when prospectors discovered gossans on the exposed surface of the property.  A gossan is rusty rock on the land surface that indicates the presence of iron.  Because gossans are often associated with mineralization, they tend to be priority targets for exploration.

Cominco American Resources Incorporated ("Cominco") reviewed the property in late 1986 and later acquired an exploration permit and lease option over the property.

n 1987, Cominco completed a work program on the Long Canyon Property which consisted of geological mapping on a 1:6,000 scale, the establishment of a survey grid with 400 feet line spacing (200 feet on line stations), soil sampling and a geophysical orientation survey using HLEM and magnetics. Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization.  Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured.

A HLEM, or horizontal loop electromagnetic survey, is a type of electromagnetic survey that detects how rocks respond to specific electrical frequencies.  Magnetic surveys involve searching for changes in the magnetic field over property areas.  Magnetic anomalies may be a result of accumulations of certain magnetic rocks such as phyrhotite, hematite and magnetite.  These rock types are often found alongside base metals such as copper, zinc and nickel, or precious metals such as gold and silver.

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133° 50'
West Fork
Fish Creek
AREA OF FIGURE
STINTON HILL
Fish Creek Reservoir
43° 25'
LONG CANYON
LONG CANYON PROPERTY
LAKE HILLS
ROAD CANYON
Creek
26
93
Huff Creek
Fish
Huff Lake
Carey Lake
CAREY
airstrip
Little Wood River
23
26
0
1
2
MILES
SALMON
CHALLIS
STANLEY
MACKAY
SUN VALLEY
KETCHUM
ARCO
HAILEY
FAIRFIELD
CAREY
PROPERTY LOCATION

AER VENTURES, INC.

LONG CANYON PROPERTY

INDEX MAP
PROPERTY LOCATION

LONG CANYON	BLAINE COUNTY, IDAHO
SCALE: AS SHOWN	DATE: MARCH 1999
DRAWN BY:	FIGURE No. 1

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In 1988, additional geologic mapping was conducted at scales of 1:6,000 and 1:2,400.  As well, the 1987 soil grid was expanded and additional soil samples were taken.  Samples are chosen if they appear to contain precious metals such as gold and silver, or industrial metals such as copper and nickel.  All samples gathered are usually sent to a laboratory where they are crushed and analysed for metal content.

A total of 144 rock samples and 765 soil samples were collected from the Long Canyon Property which covered the area of the main gossan showing.  Sample results established anomalous levels of lead and zinc, and to a lesser degree copper, silver, gold and barium within or near the gossan boundaries.  Surface samples of oxidized material on the Long Canyon Property returned maximum values of 0.206 parts per million ("ppm") gold, 3.41 ppm silver, 322 ppm copper, 5,570 ppm lead and 6,810 ppm zinc.

In addition, Cominco completed three diamond drill holes totalling 1,664 feet as well as a detailed HLEM geophysical survey on a portion of the property.  One of the drill holes, Hole LC-3, entered a granodiorite stock at 250 feet, a segment of which contained significant copper, zinc and molybdenum levels.  The intrusive drilled by Hole LC-3 may represent part of a concealed porphyry deposit.  A porphyry is a rock type that contains conspicuous crystals in a fine-grained pattern.  Many copper and gold deposits are contained in porphyry structures.

Cominco's consulting geologists recommended additional exploration which would include geologic mapping, 1,900 feet of trenching and 2,500 feet of drilling, and further investigation of porphyry mineralization in drill hole LC-3. However, no known additional work was conducted on the Long Canyon Property by Cominco after 1988.

Subsequent to 1989, the claims comprising the Long Canyon Property became inactive.  In 1995, Verde Ltd. staked three claims covering the gossans and subsequently leased them to Doe Run Company.  During 1996, Doe Run Company conducted geologic mapping, completed four in-fill soil lines, collected 21 soil samples and completed two diamond drill holes approximately 500 feet west of the main gossan exposed surface trend.  Doe Run Company did not test any of Cominco's proposed drill sites.  No further work was recommended.

Geological Assessment Report: Long Canyon Group Property

We have obtained a geological summary report on the Long Canyon property that was prepared by Mr. Douglas G. Baker, B.Sc. (Geology) of Nezperce, Idaho. The geological report summarizes the results of the prior exploration on the Long Canyon property and makes a recommendation for further exploration work.

In his report, Mr. Baker concludes that the Long Canyon property has substantial merit as a potential setting for a copper, zinc, gold and silver deposit due to the presence of a large gossan on the property surface.  A gossan is rusty rock on the land surface that indicates the presence of iron.  Because gossans are often associated with mineralization, they tend to be priority targets for exploration.

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Conclusions

The discovery of gossan on the surface of the Long Canyon Property and subsequent exploration efforts indicate the potential of the property to host a copper-zinc-silver-gold deposit.

Mr. Baker, the author of the geological report on the Long Canyon property, believes that the significance and magnitude of gossan in the Long Canyon area warrants further exploration.  He recommends a three phase exploration program to further evaluate the Long Canyon Property.

Phase I would consist of geological mapping.  Geological mapping involves plotting previous exploration data relating to the Long Canyon Property on a map in order to determine the best property locations to conduct subsequent exploration work.

Phase II would consist of a gravity survey down Long Canyon and an induced polarization survey over soil anomalies on the property.  A gravity survey measures minute differences in the pull of gravity at the earth's surface. The gravitational strength depends on the relative density of the underlying soil and rock formations.  High gravity readings may indicate the presence of the metals that we are seeking.

Induced polarization surveys measure various electrical responses to the passage of alternating currents of different frequencies.  Readings can indicate the presence of certain types of mineral deposits.

Phase III would consist of diamond drilling targets generated by the contingent success of the first two phases. Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths.  Pieces of the rock obtained, known as drill core, are analysed for mineral content.

Proposed Budget

Approximate costs for the recommended three phase program are as following:

Phase One:  Geological Survey

Mapping:

$6,000.00

Analytical:

$1,000.00

Transportation:

$1,000.00

Accommodation:

$1,000.00

Mobilization/Demobilization:

$1,000.00

Total Phase I Costs:

$10,000.00

Phase Two:  Geophysical Survey

Gravity Survey:

$15,000.00

Induced Polarization Survey:

$10,000.00

Total Phase II Costs:

$25,000.00

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Phase Three:  Diamond Drilling Survey

Mobilization/Demobilization:

 $2,000.00

Drilling:

$40,000.00

Analytical:

 $1,000.00

Personnel:

 $3,400.00

Final Report/Drafting:

 $3,600.00

Total Phase III Costs:

$50,000.00

Total Program Costs:

$85,000.00

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the United States generally, and in the state of Idaho specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken.  The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater.  Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-

Water discharge will have to meet water standards;

-

Dust generation will have to be minimal or otherwise re-mediated;

-

Dumping of material on the surface will have to be re-contoured and re-vegetated;

-

An assessment of all material to be left on the surface will need to be environmentally benign;

-

Ground water will have to be monitored for any potential contaminants;

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-

The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

-

There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.  We will not be a reporting issuer with the Securities & Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

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                        Plan Of Operations

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase one and two exploration programs on the Long Canyon property consisting of geologic mapping, a gravity survey and an induced polarization survey.  We anticipate that the phase one program will cost approximately $10,000, while the phase two program will cost approximately $25,000.  To date, we have not commenced exploration on the Long Canyon property.

The recommended phase one exploration program will consist of our consulting geologist plotting past exploration data respecting the Long Canyon property on a map.  The geologist will employ grid emplacement in conducting the mapping.  Grid emplacement involves dividing a portion of the property being explored into small sections.  We have not yet retained a geologist to conduct this work program on our behalf and have no arrangements in this regard.

The phase two program will consist of a gravity survey and an induced polarization survey.  A gravity survey measures minute differences in the pull of gravity at the earth's surface. The gravitational strength depends on the relative density of the underlying soil and rock formations.  High gravity readings may indicate the presence of the metals that we are seeking.  Induced polarization surveys measure various electrical responses to the passage of alternating currents of different frequencies.  Readings can indicate the presence of certain types of mineral deposits.

As well, we anticipate spending an additional $25,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, and general administrative costs.

Total expenditures over the next 12 months are therefore expected to be $60,000.

We are able to proceed with the first stage of the exploration program without additional financing.  We expect to commence this program in May 2004.

We anticipate this program to take approximately 30 days, including the interpretation of all data collected.  We anticipate proceeding with the phase two exploration program consisting of a gravity and an induced polarization survey in the fall of 2004.

We will require additional funding in order to proceed with the proposed phase three drilling program. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock.  However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the second phase of the exploration program.  We believe that debt financing will not be an alternative for funding the complete exploration program.  We do not have any arrangements in place for any future equity financing.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional

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funding in the near future.  We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  We may also seek to obtain short-term loans from our directors, although no such arrangement has been made.  At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months.  We do not have any arrangements in place for any future equity financing.

Results Of Operations For Period Ending December 31, 2003

We have not earned any revenues from our incorporation on November 20, 2002 to December 31, 2003.  We do not anticipate earning revenues unless we enter into commercial production on the Long Canyon property, which is doubtful.  We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $11,267 for the period from our inception on November 20, 2002 to December 31, 2003. These operating expenses were comprised of $6,000 mineral property expenditures, $3,420 in professional fees and $1,847 in general and administrative expenses.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                       Description Of Property

We own a 100% interest, subject to a 3% net smelter returns interest, in nine lode mineral claims comprising the Long Canyon property.  We do not own or lease any property other than the Long Canyon property.

            Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;

  *  Any person proposed as a nominee for election as a director;

  *  Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

  *  Any of our promoters;

  *  Any member of the immediate family of any of the foregoing persons.

     Market For Common Equity And Related Stockholder Matters

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No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 35 registered shareholders.

Rule 144 Shares

A total of 3,000,000 shares of our common stock are available for resale to the public after March 31, 2004 in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 52,480, shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on

   Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the

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distribution of the dividend:

1.  we would not be able to pay our debts as they become due in the usual course of business; or

2.  our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended December 31, 2003 and subsequent to that period to the date of this prospectus.

                         Annual Compensation

                                Other Restricted Options/ LTIP Other

                                        Stock  * SARs  payouts Comp

Name    Title  Year Salary Bonus Comp. Awarded    (#)     ($)

_______________________________________________________________________

Stuart  Pres., 2003  $0     0      0        0          0        0

Rogers  CEO &

        Dir.

Paul    Sec.,  2003  $0     0      0        0          0        0

John   & Dir.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Rogers or Mr. John.  We do not pay them any amount for acting as a director.

#

Financial Statements

Index to Financial Statements:

1. Auditors' Report;

2. Audited financial statements for the period ending December 31,

   2003, including:

  a. Auditors’ Report;

  b. Balance Sheet;

  c. Statement of Operations

  d. Statement of Stockholders’ Equity;

  e. Statement of Cash Flows; and

  f. Notes to Financial Statements

#

AER VENTURES, INC.

 (An Exploration Stage Company)

FINANCIAL STATEMENTS

DECEMBER 31, 2003

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF STOCKHOLDERS’ EQUITY

STATEMENT OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

#

#

DALE MATHESON

CARR-HILTON LABONTE

C H A R T E R E D   A C C O U N T A N T S

#610 - 938 Howe Street

Vancouver, BC  Canada

V6Z 1N9

Telephone

(604) 682-2778

Facsimile

(604) 689-2778

Email    info@labonteco.com

AUDITORS’ REPORT

To the Stockholders and Board of Directors of AER Ventures, Inc.

We have audited the balance sheet of AER Ventures, Inc. (an exploration stage company) as at December 31, 2003 and the statements of operations, stockholders’ equity and cash flows for the period from March 31, 2003 (inception) to December 31, 2003.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2003 and the results of its operations and its cash flows and the changes in stockholders’ equity for the period from March 31, 2003 (inception) to December 31, 2003 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has not generated any revenues from operations and requires additional funds to meet its obligations and the costs of its operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in this regard are described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“Dale Matheson Carr-Hilton LaBonte”

CHARTERED ACCOUNTANTS

Vancouver, B.C.

January 16, 2004

#

AER VENTURES, INC.

 (An Exploration Stage Company)

BALANCE SHEET

December 31, 2003

ASSETS

CURRENT ASSETS
Cash	$ 22,233

$ 22,233

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 3,700

CONTINGENCIES (Note 1)

STOCKHOLDERS’ EQUITY
Capital stock (Note 5)
Common stock $.001 par value; 75,000,000 shares authorized
Issued and outstanding: 5,248,000 common shares	5,248
Additional paid-in capital	24,552
Deficit accumulated during the exploration stage	(11,267)

18,533

$ 22,233

The accompanying notes are an integral part of these financial statements

#

AER VENTURES, INC.

 (An Exploration Stage Company)

STATEMENT OF OPERATIONS

March 31, 2003 (inception) to December 31, 2003

EXPENSES
General and administrative	$ 1,847
Professional fees	3,420
Mineral property expenditures	6,000

NET LOSS FOR THE PERIOD	$ 11,267

BASIC NET LOSS PER SHARE	$ (0.0022)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	5,112,580

The accompanying notes are an integral part of these financial statements.

#

AER VENTURES, INC.

 (An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM MARCH 31, 2003 (INCEPTION) TO DECEMBER 31, 2003

	Common stock		Additional Paid in	Deficit Accumulated during Exploration
	Shares	Amount	Capital	Stage	Total

Issuance of common stock for cash at $0.001 per share – March 31, 2003	5,000,000	$5,000	$ -	$ -	$ 5,000

Issuance of common stock for cash at $0.10 per share – August 28, 2003	239,000	239	23,661	-	23,900
Issuance of common stock for cash at $0.10 per share – August 29, 2003	4,000	4	396	-	400
Issuance of common stock for cash at $0.10 per share – September 19, 2003	4,000	4	396	-	400
Issuance of common stock for cash at $0.10 per share – November 20, 2003	1,000	1	99	-	100

Net loss, period ended December 31, 2003	-	-	-	(11,267)	(11,267)

Balance, December 31, 2003	5,248,000	$ 5,248	$ 24,552	$ (11,267)	$ 18,533

The accompanying notes are an integral part of these financial statements.

#

AER VENTURES, INC.

 (An Exploration Stage Company)

STATEMENT OF CASH FLOWS

March 31, 2003 (inception) to December 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (11,267)
Changes in working capital assets and liabilities
Accounts payable	3,700

NET CASH FLOWS USED IN OPERATING ACTIVITIES	(7,567)

CASH FLOWS FROM FINANCING ACTIVITIES
Common stock sales	29,800

NET CASH FLOWS FROM FINANCING ACTIVITIES	29,800

INCREASE IN CASH	22,233

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$ 22,233

The accompanying notes are an integral part of these financial statements.

AER VENTURES, INC.

 (An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2003

NOTE 1 - NATURE OF CONTINUED OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada on November 20, 2002 and commenced operations on March 31, 2003 and is in the business of exploration and, if warranted, development of mineral properties.  The Company owns a 100% interest in 11 contiguous lode mineral claims collectively known as the Long Canyon property (the “Property”) (see Note 3).  The Company has not yet determined whether its properties contain mineral reserves that may be economically recoverable.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  The general business strategy of the Company is to acquire mineral properties either directly or through the acquisition of operating entities.  The continued operations of the Company and the recoverability of mineral property costs is dependent upon the existence of economically recoverable mineral reserves and the ability of the Company to obtain necessary financing complete the development of those reserves, and upon future profitable production.  To date, the Company has not generated any revenues from operations and will require additional funds to meet its obligations and the costs of its operations.  As a result, significant losses are anticipated prior to the generation of any revenues.

The Company's future capital requirements will depend on many factors, including costs of exploration of the Property, cash flow from operations, costs to complete mine production, if warranted, and competition and global market conditions. The Company's anticipated recurring operating losses and growing working capital needs will require that it obtain additional capital to operate its business.  Further, the Company does not have sufficient funds on hand to complete the exploration of the Property.

The Company will depend almost exclusively on outside capital to complete the exploration of the Property. Such outside capital may include the sale of additional common stock and/or commercial borrowing. There can be no assurance that capital will be available as necessary to meet these continuing development costs or, if the capital is available, it will be on terms acceptable to the Company.  The issuances of additional equity securities by the Company would result in a significant dilution in the equity interests of its current stockholders.  The Company does not have any arrangements in place for any future equity financing.

#

Obtaining commercial loans, assuming those loans would be available, will increase the Company's liabilities and future cash commitments. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success may be adversely affected.

Given the Company's limited operating history, lack of sales, and its operating losses, there can be no assurance that it will be able to achieve or maintain profitability.  Accordingly, these factors raise substantial doubt about the Company’s ability to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Mineral property costs

Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified.  From that time forward, the Company will capitalize all costs to the extent that future cash flows from mineral reserves equal or exceed the costs deferred.  The deferred costs will be amortized over the recoverable reserves when a property reaches commercial production.  Costs related to site restoration programs will be accrued over the life of the project.  To date the Company has not established any proven reserves on its mineral properties.

Loss Per Share

Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Financial Instruments

The fair value of the Company’s financial assets and financial liabilities approximate their carrying values due to the immediate or short-term maturity of these financial instruments.  The Company is not currently exposed to any significant credit risk or currency risk.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

#

Stock-Based Compensation

In December 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure” (“SFAS No. 148”), an amendment of Financial Accounting Standard No. 123 “Accounting for Stock-Based Compensation” (“SFAS No. 123”).  The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information.  The disclosure provisions of SFAS No. 148 were effective for the Company for the year ended December 31, 2002.  As the Company did not grant any stock options during the period no pro-forma disclosure has been provided.

The Company has elected to continue to account for stock options granted to employees and officers using the intrinsic value based method in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, (“APB No. 25”) and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above.  Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company’s stock and the amount an employee must pay to acquire the stock.  Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period.  In addition, with respect to stock options granted to employees, the Company provides pro-forma information as required by SFAS No. 123 showing the results of applying the fair value method using the Black-Scholes option pricing model.  In accordance with SFAS No. 123, the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18.  Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable.  The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the provisions of the Financial Accounting Standards Board Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation – An Interpretation of APB Opinion No. 25 (“FIN 44”), which provides guidance as to certain applications of APB 25.  FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

#

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Recent Accounting Pronouncements

In June 2001, the FASB issued SFAS No. 143 “Accounting for Asset Retirement Obligations” which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. SFAS 143 is effective for fiscal years beginning after June 15, 2002.  As at December 31, 2003, any potential costs relating to the retirement of the Company’s mineral property interest are not yet determinable.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment on Disposal of Long-lived Assets" (SFAS 144), which supersedes SFAS No. 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of".  SFAS No. 144 applies to all long-lived assets (including discontinued operations) and consequently amends APB Opinion No.30, "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business". SFAS No. 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. That requirement eliminates APB Opinion No. 30's requirement that discontinued operations be measured at net realizable value or that entities include under "discontinued operations" in the financial statements amounts for operating losses that have not yet occurred.  Additionally, SFAS No. 144 expands the scope; of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001, and, generally, its provisions are to be applied prospectively.  The adoption of this standard has not had any impact on the Company’s financial position or results of operations and as of December 31, 2003 the Company has not recorded any impairments of long-lived assets.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." Such standard requires costs associated with exit or disposal activities (including restructurings) to be recognized when the costs are incurred, rather than at a date of commitment to an exit or disposal plan. SFAS No. 146 nullifies EITF

#

 Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." Under SFAS No. 146, a liability related to an exit or disposal activity is not recognized until such liability has actually been incurred whereas under EITF Issue No. 94-3 a liability was recognized at the time of a commitment to an exit or disposal plan. The provisions of this standard are effective for exit or disposal activities initiated after December 31, 2002. The adoption of SFAS 146 does not have a material effect on the Company's financial position or results of operations.

In May, 2003, SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", was issued. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Generally, a financial instrument, whether in the form of shares or otherwise, that is mandatorily redeemable, i.e. that embodies an unconditional obligation requiring the issuer to redeem it by transferring its shares or assets at a specified or determinable date (or dates) or upon an event that is certain to occur, must be classified as a liability (or asset in some circumstances). In some cases, a financial instrument that is conditionally redeemable may also be subject to the same treatment. This Statement does not apply to features that are embedded in a financial instrument that is not a derivative (as defined) in its entirety. For public entities, this Statement is effective for financial instruments entered into or modified after May 31, 2003. The adoption of SFAS 150 does not effect the Company's financial position or results of operations.

NOTE 3 – MINERAL PROPERTY

By an agreement dated September 30, 2003 the Company acquired a 100% interest in nine mineral claims located in Blaine County, Idaho (the “Long Canyon Property”) in consideration of payment to the Vendor of $6,000 and granting to the vendor a 3% Net Smelter Interest in all metals and minerals commercially produced from the claims.   There are no work commitment obligations included in the agreement with the Vendor.   The Company plans to conduct an exploration program , in two phases,  on the Long Canyon property consisting of geologic mapping (phase one)and a gravity survey and an induced polarization survey (phase two) at an anticipated cost for the phase one program of approximately $10,000 and $25,000 for the phase two program.

NOTE 4– CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share with no other class of stock authorized.

#

During the initial period ended December 31, 2003 the Company received proceeds of $24,800 on issuance of 248,000 restricted shares at a price of $.10 per share and $5,000 on issuance of 5,000,000 restricted shares at a price of $.001 per share.

To December 31, 2003 the Company has not adopted a stock option plan or granted any stock options and accordingly has not recorded any stock-based compensation.

NOTE 5 - RELATED PARTY TRANSACTIONS

During the initial period ended December 31, 2003 the Company incurred $1,750 in rent to a private B.C. company wholly-owned by a director of the Company.

NOTE 6 - INCOME TAXES

The Company has incurred operating losses in the nine months from inception to December 31, 2003 of approximately $11,300 which may be available to offset future taxable income and will expire in 2018 if not utilized.  The Company has adopted FASB No. 19 for reporting purposes.  The potential tax benefit of these losses has not been recorded as a full deferred tax asset valuation allowance has been provided due to the uncertainty regarding the realization of these losses.

#

Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

Until ____, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

#

                                Part II

                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper

      personal profit; and

(4)

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)

such indemnification is expressly required to be made by

      law;

(2)

the proceeding was authorized by our Board of Directors;

(3)

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)

such indemnification is required to be made pursuant to the bylaws.

#

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the factthat he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     28.48

Transfer Agent Fees                                         $  1,000.00

Accounting and auditing fees and expenses                   $  5,000.00

Legal fees and expenses                                     $  4,000.00

Edgar filing fees                                           $  1,500.00

                                                            -----------

Total                                                       $ 11,528.48

                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

#

Recent Sales Of Unregistered Securities

We completed an offering of 5,000,000 shares of our common stock at a price of $0.001 per share to a total of 11 purchasers on March 31, 2003.  The total amount received from this offering was $5,000.  As part of this offering, we issued 2,500,000 shares of our common stock to Mr. Stuart Rogers and 500,000 shares to Mr. Paul John on March 31,2003.  Mr. Rogers is our president, chief executive officer treasurer and a director.  Mr. John is our secretary and a director.

These shares were issued pursuant to Regulation S of the Securities Act.  Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 248,000 shares of our common stock at a price of $0.10 per share to a total of 24 purchasers on November 30, 2003.  One of these purchasers had also acquired shares of our common stock in our offering completed March 31, 2003.  The total amount received from this offering was $24,800.  We completed this offering pursuant to Regulation S of the Securities Act.

With respect to each of the above offerings completed pursuant to Regulation S of the Securities Act, each purchaser represented to us that he was a non-U.S. person as defined in Regulation S.  We did not engage in a distribution of this offering in the United States.  Each purchaser represented his or her intention to acquire the securities for investment only and not with a view toward distribution.  Appropriate legends will be affixed to the stock certificates issued to each purchaser in accordance with Regulation S.

Each investor was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to any of the purchasers.

                             Exhibits

Exhibit

Number             Description

  3.1             Articles of Incorporation

  3.2             Bylaws*

1.1

Legal opinion of Warren J. Soloski, with consent to use*

 10.1             Mineral Property Staking and Purchase Agreement dated

                  September 30, 2003

 23.1             Consent of Dale Matheson Carr-Hilton LaBonte,

                  Chartered Accountants

 23.2             Consent of Douglas G. Baker, B.Sc.

#

*  Previously filed as an exhibit to our registration statement on

    Form  SB-2 dated February 3, 2004.

The undersigned registrant hereby undertakes:

1.     To file, during any period in which it offers or sells

       securities, a post-effective amendment to this registration statement to:

      (a)  include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b)  reflect in the prospectus any facts or events which,

           individually or together, represent a fundamental

           change in the information set forth in this registration

           statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total

           dollar value of securities offered would not exceed that

           which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the

           volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the

           “Calculation of Registration Fee” table in the effective

           registration Statement; and

      (c)  include any additional or changed material information on the plan of distribution.

2.     That, for the purpose of determining any liability under the

       Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the

       securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide

       offering thereof.

3.     To remove from registration by means of a post-effective

       amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the

Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise,

we have been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense

#

of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on April 6, 2004.

AER Ventures, Inc.

By:/s/ Stuart Rogers

                              ------------------------------

Stuart Rogers, President, Chief

                              Executive Officer, Treasurer,

                              Principal Accounting Officer

                              and Director

                           Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Stuart Rogers, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE               CAPACITY IN WHICH SIGNED

        DATE

/s/ Stuart Rogers       President, Chief Executive     April 6, 2004

----------------------- Officer, Treasurer, Principal

Stuart Rogers           Accounting Officer and Director

/s/ Paul John

      Secretary and Director         April 6, 2004

-----------------------

Paul John

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